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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4000 St. Petersburg, FL	33702-4305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2022, The Marquie Group, Inc. (the “Company”) entered into a Settlement and Mutual Release Agreement (the “Auctus Settlement”) with Auctus Fund, LLC (“Auctus”) in respect to three convertible promissory notes payable to Auctus in the aggregate face amount of $308,750.00 (the “Auctus Convertible Debt”), and four warrants (the “Auctus Warrants”) to acquire an aggregate of 529,875,000 shares of the Company’s common stock. The Auctus Convertible Debt and the Auctus Warrants are collectively referred to herein as the “Auctus Settlement Securities”. Pursuant to the terms of the Auctus Settlement, Auctus agreed to the full and complete settlement of the Auctus Settlement Securities in exchange for $150,000.

Also on February 18, 2022, the Company entered into a Settlement and Mutual Release Agreement (the “EMA Settlement”) with EMA Financial, LLC (“EMA”) in respect to two convertible promissory notes payable to EMA in the aggregate amount of $163,000.00 (the “EMA Convertible Debt”). Pursuant to the terms of the EMA Settlement, EMA agreed to the full and complete settlement of the EMA Convertible Debt in exchange for $50,000.

Item 3.02	Unregistered Sales of Equity Securities

As noted in Item 1.01 above, on February 18, 2022, the Company entered into the Auctus Settlement with Auctus in respect to the Auctus Settlement Securities. Pursuant to the terms of the Auctus Settlement, Auctus agreed to the full and complete settlement of the Auctus Settlement Securities in exchange for $150,000.

Also as noted in Item 1.01 above, on February 18, 2022, the Company entered into the EMA Settlement with EMA in respect to the EMA Convertible Debt. Pursuant to the terms of the EMA Settlement, EMA agreed to the full and complete settlement of the EMA Convertible Debt in exchange for $50,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1(a)	Settlement and Mutual Release Agreement between The Marquie Group, Inc. and Auctus Fund, LLC

10.1(b)	Settlement and Mutual Release Agreement between The Marquie Group, Inc. and EMA Financial, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: February 22, 2022	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer

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